Securities and Exchange Commission
Washington, D. C.  20549-1004

FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 17, 1995


KEMPER CORPORATION
(Exact name of registrant as specified in its charter)


Delaware               1-10242               36-6169781

(State or other   (Commission File Number)  (I.R.S. Employer
 jurisdiction of                             Identification Number)
 incorporation or
 organization)

One Kemper Drive                                  60049
Long Grove, Illinois                            (Zip Code)
(Address of principal
executive offices)


Registrant's telephone number, including area code:  (708) 320-4700


Item 5.  Other Events

A.  ANNUAL MEETING OF STOCKHOLDERS

On May 17, 1995, Kemper Corporation (the "Company") held its regularly scheduled 1995 annual meeting of stockholders. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Act of 1933; there was no solicitation in opposition to management's four nominees as listed in the proxy statement for the annual meeting; and all nominees were elected.

Of the 34,506,708 shares eligible to vote at the meeting, 30,731,388 shares, or 89.1 percent, participated. Of the shares participating, more than 98 percent voted in favor of management's nominees. There were no broker non-votes at the meeting. The results of the voting for directors were as follows:

Election of Directors     For           Withheld
- ---------------------     ---           --------
J. Reed Coleman          30,220,241     511,147
Raymond F. Farley        30,217,021     514,367
Richard D. Nordman       30,223,033     508,355
Stephen B. Timbers       30,200,159     531,229


In addition to the above-named four persons, the board of directors of the Company presently includes the following seven directors whose terms of office continued after the annual meeting: John T. Chain Jr., John H. Fitzpatrick, Peter B. Hamilton, George D. Kennedy, David B. Mathis, Kenneth A. Randall and Daniel R. Toll.

At the annual meeting, the stockholders also ratified the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for 1995 by the following vote: 30,548,919 For; 131,634 Against; and 50,835 Abstain.

B.  LEGAL PROCEEDINGS

On June 6, 1995, the Company and William R. Buecking, a former officer of a Company subsidiary, consented to the issuance of an order by the SEC without admitting or denying the findings therein. This administrative proceeding (In the matter of Kemper Corporation and William R. Buecking, Securities Exchange Act Release No. 35814) resolved the previously disclosed SEC investigation into certain of the Company's real estate-related accounting practices and related disclosures. The Company fully cooperated throughout the investigation. The order alleged that in 1990 and 1991, (i) the Company violated Sections 13(a) and 13(b)(2)(B) of the Securities Exchange Act of 1934 and Rules 13a-1, 13a-13 and 12b-20 promulgated thereunder in connection with the Company's filing with the Commission of periodic reports for the first, second and third quarters of 1990, the year ended December 31, 1990, and the first and second quarters of 1991, and (ii) Mr. Buecking, as the person with direct responsibility for the Company's real estate portfolio, caused certain of the Company's violations. The order also ordered the Company and Mr. Buecking to cease and desist from committing or causing any violations and future violations of said statutory and regulatory provisions.

C.  SALE OF STATE STREET COMMON STOCK

On June 21, 1995, Kemper Financial Services, Inc. ("KFS") sold the 2,986,111 shares of common stock of State Street Boston Corporation ("State Street") which KFS received from State Street on January 31, 1995 in exchange for KFS's 50 percent interest in Investors Fiduciary Trust Company. The Company expects to record an after-tax gain of approximately $4.3 million in the second quarter of 1995 from the sale of the State Street common stock.

D.  ORANGE COUNTY UPDATE

On July 11, 1995, the Company announced that the five non-government taxable money market funds managed by KFS which collectively hold $198 million of Orange County notes consented to extend the maturity date of such notes to June 30, 1996. The Company's bank letter of credit arrangements with respect to the Orange County notes were also extended to the new maturity date. A copy of the Company's July 11, 1995 press release is attached hereto as Exhibit No. 20.1 and is incorporated herein by reference. A copy of Amendment No. 2, dated as of July 7, 1995, to the Letter of Credit Agreement, dated as of January 26, 1995, is attached hereto as Exhibit No. 10.1 and is incorporated herein by reference. A copy of the Amended Restated Note Proceeds Transfer Agreement dated as of July 7, 1995 is attached hereto as Exhibit No. 10.2 and is incorporated herein by reference.

E.	REAL ESTATE ASSET SALES

In compliance with the Agreement and Plan of Merger among Zurich Insurance Company, Insurance Partners, L.P., Insurance Partners Offshore (Bermuda), L.P., ZIP Acquisition Corp. and Kemper Corporation dated as of May 15, 1995 (the "Merger Agreement," a copy of which was filed as Exhibit No. 2.1 to the Company's Form 8-K filed May 22, 1995), the Company has been using diligent efforts to enter into agreements to sell, and to cause its subsidiaries to enter into agreements to sell, various real estate assets, including certain mortgage and other loans, real estate owned and equity interests in real estate. Pursuant to Section 4.6(a) of the Merger Agreement, the Company has the right to require that any binding sale agreement with a third party include a condition that the Company shall not be obligated to consummate such real estate asset sale unless either the Merger (as defined in the Merger Agreement) is consummated or the Preliminary Closing Conditions (as defined in the Merger Agreement) are satisfied or waived.

Since May 15, 1995, however, with respect to certain selected real estate assets, the Company has entered into sale agreements without requiring the above-described condition, or the Company has otherwise determined that it is willing to enter into such sales contracts. A major consequence of the Company's unconditional intent to sell such assets under current real estate market conditions is the Company's recording of additions to its provisions for real estate-related losses (reserves and write-downs) to mark the subject assets down to the estimated or actual sales contract prices (less estimated sales expenses). Such prices in several instances differed significantly from the Company's carrying values as determined pursuant to Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan." Primarily due to these differences, the Company presently expects that additions to reserves and write-downs in the second quarter of 1995 will result in after-tax, real estate-related, realized investment losses of approximately $50 million.

Although the Company would not have intended to sell all of such real estate assets at such prices in the absence of the Merger Agreement, the Company determined that it would proceed with the sales with respect to selected assets without the above-described condition in order to facilitate their sales. Such action by the Company was in accordance with the strategy and desires of the other parties to the Merger Agreement. Such action, therefore, is intended to facilitate the Merger and will not result in any adverse effect on the Merger.

If the Company determines to enter into other real estate sales contracts without including therein the above-described condition, then further additions to the Company's provisions for real-estate related losses may be necessary.

Item 7.  Financial Statements and Exhibits

(b)  Exhibits.

Exhibit No.

10.1	Amendment No. 2, dated as of July 7, 1995, to the Letter of
Credit Agreement, dated as of January 26, 1995, among Kemper
Asset Holdings, Inc., the banks party thereto and The Bank of New
York as administrative agent and issuing bank.

10.2	Amended Restated Note Proceeds Transfer Agreement dated as of
July 7, 1995 among Kemper Asset Holdings, Inc., certain
Massachusetts business trusts and Kemper Corporation as guarantor.

20.1	Press release of Kemper Corporation dated July 11, 1995.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


	KEMPER CORPORATION

	By:	JOHN H. FITZPATRICK
	--------------------
	John H. Fitzpatrick
	Executive Vice President
	and Chief Financial Officer

July 14, 1995